Exhibit 5.1

August 12, 2026

United Parcel Service, Inc.
55 Glenlake Parkway
Atlanta, Georgia 30328

Re: United Parcel Service, Inc. 4.850% Senior Notes due 2031

Ladies and Gentlemen:

We have acted as counsel for United Parcel Service, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of $1,000,000,000 aggregate principal amount of 4.850% Senior Notes due 2031 (the “Notes”). The Notes will be issued pursuant to a Registration Statement on Form S-3, as amended (Registration Statement No. 333-285036) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus declared effective by the Commission on April 9, 2025 (the “Base Prospectus”) and a Prospectus Supplement relating to the Notes, dated August 10, 2026 (the “Prospectus Supplement” and, collectively with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations promulgated under the Act. This opinion is being provided at your request, to be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement.

In connection with this opinion, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photographic copies. We have relied, as to the matters set forth therein, on certificates of public officials. As to certain matters of fact material to this opinion, we have relied, without independent verification, upon certificates of certain officers of the Company.

We have assumed that the Indenture dated as of September 30, 2022 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), is enforceable against the Trustee in accordance with its terms.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the corporate law of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial interpretations concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Notes, upon issuance and sale thereof as described in the Prospectus and, when executed and delivered by the Company and authenticated by the Trustee under the Indenture and delivered and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

August 12, 2026

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion as an Exhibit to the Current Report on Form 8-K that you will file on August 12, 2026 and which will be incorporated by reference into the Registration Statement, and to the reference to us under the caption “Validity of the Notes” in the Prospectus Supplement.

Sincerely,

/s/ King & Spalding LLP